Exhibit 107

CALCULATION OF REGISTRATION FEE

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2023 Incentive Equity Plan Common Stock, $0.0001 par value per share	Other	8,965,278(2)	$1.53(3)	$13,716,875.34	0.00014760	$2,024.61

Equity	2023 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	Other	2,689,583(4)	$1.30(5)	$3,496,457.90	0.00014760	$516.08

Equity	Amended and Restated Complete Solaria, Inc. Omnibus Incentive Plan Common Stock, $0.0001 par value per share	Other	5,898,671(6)	$2.08(7)	$12,269,235.68	0.00014760	$1,810.94

Equity	Solaria Corporation 2016 Stock Plan Common Stock, $0.0001 par value per share	Other	5,057,508(8)	$4.09(9)	$20,685,207.72	0.00014760	$3,053.14

Equity	Complete Solar 2011 Stock Plan Common Stock, $0.0001 par value per share	Other	3,363,783(10)	$0.24(11)	$807,307.92	0.00014760	$119.16

Total Offering Amounts							$7,523.93

Total Fee Offsets							$0

Net Fee Due							$7,523.93

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share, of the Registrant (“Common Stock”) which become issuable under the Registrant’s 2023 Incentive Equity Plan (the “2023 EIP”), the 2023 Employee Stock Purchase Plan (the “2023 ESPP”), the Amended and Restated Complete Solaria, Inc. Omnibus Incentive Plan (the “Omnibus Plan”), the Solaria Corporation 2016 Stock Plan (the “2016 Plan”) and the Complete Solar 2011 Stock Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2023 EIP. To the extent that any awards outstanding under the 2023 EIP are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Common Stock under the 2023 EIP.

(3)

For the purpose of computing the registration fee only, the price shown is based upon the price of $1.53 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on January 2, 2024, in accordance with Rule 457(c) and (h)(1).

(4)	Represents shares of Common Stock reserved for future issuances under the 2023 ESPP.
(5)

For the purpose of computing the registration fee only, the price shown is based upon the price of $1.53 per share, the average of the high and low prices for the Common Stock of the Registrant as reported in the Nasdaq Global Market on January 2, 2024, in accordance with Rule 457(c) and (h)(1), multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2023 ESPP.

(6)

Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the Omnibus Plan. No additional stock awards will be granted under the Omnibus Plan.

(7)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the Omnibus Plan.

(8)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2016 Plan. No additional stock awards will be granted under the 2016 Plan.
(9)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the 2016 Plan.

(10)	Represents shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the 2011 Plan. No additional stock awards will be granted under the 2011 Plan.
(11)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the 2011 Plan.